Exhibit 99.1 CONTACT: David Hollister, CFO Broder Bros., Co. (215) 291-6140

FOR IMMEDIATE RELEASE

August 31, 2004

Broder Bros., Co. and NES Clothing Company Combine

Philadelphia, PA and Middleboro, MA—Broder Bros., Co., the largest U. S. distributor of imprintable sportswear, announced that it acquired NES Clothing Company, the leading distributor of imprintable sportswear in New England. Bain Capital, a leading global private equity firm headquartered in Boston, Massachusetts, currently owns the majority stake in Broder. NES was privately owned.

NES will become Broder’s third brand alongside its “broder” and “Alpha Shirt Company” brands. Ronald Nathan will continue to manage the NES operations. NES will continue to be supported with its own catalog, customer service team, sales force, website, and unique product offering, including the Harvard Square private label line. As a result, the combination will have minimal impact on NES’s customers. In fact, the combination is expected to yield several customer enhancements, including access to broader product selection and improved marketing support.

“NES’s strength in New England is a great complement to Broder’s national scale. We look forward to welcoming the NES team under the Broder corporate umbrella and working together to offer our customers the best products and service in the industry,” said Broder CEO Vince Tyra.

“We look forward to maintaining the NES brand and serving our customers even better than we have in the past with the additional support of the Broder organization,” said NES CEO Michael Rosow and Executive Vice President Ronald Nathan. Mr. Rosow has agreed to stay on as a consultant to Broder on industry- and NES-related matters and Mr. Nathan has agreed to become President – NES Division of Broder.

* * * * * *

About Broder Bros., Co. (www.broderbros.com and www.alphashirt.com) Broder Bros., Co. is the largest wholesaler of imprintable sportswear and accessories in the United States. With headquarters in Philadelphia and distribution centers throughout the country, Broder has the largest combined one- and two-day shipping areas. Broder distributes a broad collection of blank T-shirts, sport shirts, fleece, jackets, sweaters, and dress shirts through its “broder” and “Alpha Shirt Company” divisions from nationally recognized suppliers such as Gildan, Hanes, Fruit of the Loom, Jerzees, and Outer Banks to screen printers, embroiderers and promotional product distributors. The broder division has exclusive relationships with brands including Nike Golf and Perry Ellis as well as its own private label lines including Desert Wash and Luna Pier. The

Alpha Shirt Company division has exclusive relationships with brands including Columbia Sportswear and Champion as well as its own private label lines including Devon & Jones and Authentic Pigment.

About NES Clothing Company (www.nesclothing.com). NES Clothing Company is a distributor of blank apparel to screen printers, embroiderers, and promotional product distributors across the U.S. and Canada. NES carries such recognizable name brands as Lee, IZOD, Bella, Bill Blass, Wrangler, Arnold Palmer, Fruit of the Loom and Hanes as well as its exclusive Harvard Square private label line.

About Bain Capital (www.baincapital.com) Bain Capital is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $21 billion in assets under management. Since its inception in 1984, the firm has made private equity investments and add-on acquisitions in over 225 companies around the world, in a variety of sectors, including in industrial, manufacturing, and distribution businesses. Bain Capital partners with exceptional management teams in order to build long-term value in its portfolio companies. Headquartered in Boston, Bain Capital has offices in New York, London, and Munich.

Forward-Looking Information

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “likely,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements, include, but are not limited to: (a) general economic conditions; (b) risks related to the integration of acquired businesses; (c) risks related to our overall acquisition strategy; (d) significant competitive activity, including promotional and price competition; (e) changes in customer demand for our products and our ability to protect and/or expand customer relationships; (f) price volatility of raw materials; (g) success of our marketing and advertising programs; (h) risks associated with new products and new product features; (i) collectibility of receivables from our customers; (j) ability to attract and retain key personnel; (k) costs of insurance and other selling, general and administrative expenses; (l) risks related to our increasing emphasis on direct sourced product; and (m) other risk factors listed in our reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed or implied by these forward-looking statements.